UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Chicago Rivet & Machine Co.

(Name of Registrant as Specified In Its Charter)

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CHICAGO RIVET & MACHINE CO.

P.O. BOX 3061

901 FRONTENAC ROAD

NAPERVILLE, ILLINOIS 60566

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 12, 2015

To the Shareholders of

CHICAGO RIVET & MACHINE CO.

Notice is hereby given that the Annual Meeting of Shareholders of CHICAGO RIVET & MACHINE CO., an Illinois corporation (the “Company”), will be held at the Company’s principal offices, 901 Frontenac Road, Naperville, Illinois, on Tuesday, May 12, 2015 at 10:00 A.M., Chicago time, for the following purposes:

1. To elect a Board of eight directors, to serve until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify;

2. To ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2015; and

3. To consider and act upon such other matters as may properly come before the meeting.

Shareholders of record at the close of business on March 16, 2015 will be entitled to notice of and to vote at this Annual Meeting and at any adjournments or postponements thereof. A copy of the Annual Report of the Company for the year ended December 31, 2014, which contains financial statements, is enclosed.

You are requested to sign, date and return the accompanying proxy card in the enclosed envelope, whether or not you expect to attend the meeting in person. Your cooperation is respectfully solicited and appreciated.

By order of the Board of Directors

KIMBERLY A. KIRHOFER, Secretary

Naperville, Illinois

March 27, 2015

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE REQUEST THAT YOU EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2015:

This proxy statement and the accompanying annual report are available at www.chicagorivet.com/proxy2015.html. Among other things, the proxy statement contains information regarding:

•	the date, time, and location of the meeting;

•	a list of the matters being submitted to the Shareholders; and

•	information concerning voting in person.

CHICAGO RIVET & MACHINE CO.

P.O. Box 3061

901 Frontenac Road

Naperville, Illinois 60566

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 12, 2015

This Proxy Statement is furnished to the holders of common stock, $1.00 par value per share (“Common Stock”), of Chicago Rivet & Machine Co., an Illinois corporation (the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 12, 2015 at the Company’s principal offices, 901 Frontenac Road, Naperville, Illinois, at 10:00 A.M., Chicago time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”). The Company’s Annual Report to Shareholders for the year ended December 31, 2014, including financial statements, this Proxy Statement, the Notice and the attached form of proxy are first being mailed to shareholders on or about March 27, 2015.

Each shareholder of record at the close of business on March 16, 2015, the record date stated in the Notice, is entitled to vote at the meeting and at any adjournments or postponements thereof. On the record date, there were outstanding 966,132 shares of Common Stock, each entitled to one vote. No other shares of the Company of any other class were outstanding.

A majority of the outstanding shares of Common Stock of the Company will constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors and for the approval of all other matters that may properly come before the Annual Meeting. Abstentions and withheld votes are counted for purposes of determining the presence or absence of a quorum. Abstentions and withheld votes are counted as votes against a proposal. If a shareholder does not inform his or her broker as to how the shareholder’s shares are to be voted, the broker may not exercise its discretion in voting on any matter other than the ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm. A vote on any such matter will be labeled a broker “non-vote” and will be counted for purposes of establishing a quorum, but will have no effect on the outcome of any matter.

Any shareholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by executing and delivering to the Secretary of the Company at the above address a subsequent proxy or a written notice of revocation of the proxy, or by attending the Annual Meeting and voting in person. In the absence of any contrary written direction in the proxy, each proxy will be voted for the election of the nominees for director named in this proxy statement and for the ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2015.

Proxies will be solicited by mail and may also be solicited by personal interview, telephone and facsimile. Solicitation will be made on a part-time basis by directors and officers of the Company and by other managerial employees, who will receive no compensation therefor other than their regular salary. The Company will arrange for brokerage houses, nominees and other custodians holding Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them. The cost of the solicitation of proxies will be borne by the Company.

The Board of Directors of the Company does not intend to bring any matters before the Annual Meeting except those indicated in the Notice and does not know of any matter which anyone else may properly present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their best judgment on such matters.

PRINCIPAL SHAREHOLDERS

The persons listed in the table below are known by the Company to be beneficial owners of more than five percent of the Company’s outstanding Common Stock.

Name and Address	Number of Shares Beneficially Owned as of January 31, 2015		Percent of Class(1)
John A. Morrissey and Walter W. Morrissey 1900 Spring Road, Suite 200 Oak Brook, Illinois 60523	174,566	(2)	18.1%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, Texas 78746	79,424	(3)	8.2%

(1)	The percent of class figures in this table and throughout this proxy statement are based upon the number of outstanding shares of the Company as of January 31, 2015 (966,132).

(2)	John A. Morrissey and Walter W. Morrissey may be deemed to constitute a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and each may be deemed therefore to be the beneficial owner of the shares beneficially owned by the other. As of January 31, 2015, John A. Morrissey beneficially owned 90,446 shares (9.4%) with sole voting and investment power. As of January 31, 2015, Walter W. Morrissey beneficially owned 84,120 shares (8.7%) with sole voting and investment power. The group consisting of John A. Morrissey and Walter W. Morrissey may be deemed to be a beneficial owner of a total of 174,566 shares (18.1%).

(3)	Dimensional Fund Advisors LP (“Dimensional”) filed a Schedule 13G with the Securities and Exchange Commission on February 5, 2015 in which it reported that it beneficially owned 79,424 shares of common stock as of December 31, 2014. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, stated in its Schedule 13G that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). Dimensional reported in its Schedule 13G that, in its role as investment advisor or manager, it does not possess investment and/or voting power over the shares of common stock that are owned by the Funds, and may be deemed to be the beneficial owner of such shares. Dimensional further stated that all shares of common stock reported in its Schedule 13G are owned by the Funds and disclaimed beneficial ownership of all such shares.

ELECTION OF DIRECTORS

A Board of eight directors is to be elected at the Annual Meeting, to serve until the next Annual Meeting and until their successors shall have been elected and shall qualify. The Board of Directors believes that the persons named will be available, but, if any nominee is unable or unwilling to serve as director, the proxies will be voted for another individual to be selected by the Board of Directors.

In the election of directors, voting rights are cumulative, which means that each shareholder is entitled to as many votes as are equal to the number of his or her shares multiplied by the number of directors to be elected (eight). Each shareholder may cast all of such votes for one nominee or may distribute them among two or more nominees in his or her discretion. In the absence of any contrary written direction in the proxy, the proxy will confer discretionary authority on the persons named therein as representatives to cumulate votes selectively among the nominees in the manner just described.

The Nominating Committee recommended and the Board of Directors selected the nominees for director named in this proxy statement. All nominees are currently directors of the Company. When considering whether the nominees have the experience, qualifications, attributes and skills to serve as a director of the Company, the Nominating Committee and the Board of Directors focused primarily on the biographical information set forth in the table below. In particular with regard to Mr. John A. Morrissey, the Board of Directors considered his many years of experience with the Company, his knowledge of the industry and his outside business experience, which provides a breadth of knowledge related to both the financial and operational issues across a spectrum of business types. With regard to Mr. Bourg, the Board of Directors considered his years of service with the Company in various capacities, his prior experience with another manufacturing concern and the breadth of exposure to other businesses as a result of his experience as a Certified Public Accountant. With regard to Mr. Chott, the Board of Directors considered his operational, financial and management experience in manufacturing as well as his years of experience as a director of the Company. With regard to Mr. Cooney, the Board of Directors considered his significant management experience, expertise, and background with respect to accounting and financial matters. He is a Certified Public Accountant and a Chartered Global Management Accountant. He is also knowledgeable about the Company, and its operations, having served on the Board since 2004. With regard to Mr. Divane, the Board of Directors considered his years of experience with the Company as well as his executive experience managing a large private contracting company. With respect to Mr. Lynch, the Board of Directors considered his many years of business and legal experience and his formal economics education. He is also knowledgeable about the Company and its operations as a result of his service as a director of the Company since 2004. With regard to Mr. Walter W. Morrissey, the Board of Directors considered his many years of service as a director of the Company and his familiarity with the types of legal issues the Company faces from time to time. With respect to Mr. Showel, the Board of Directors considered his experience with respect to financial matters, his role as a fiduciary and his overall business and legal background.

The Board of Directors unanimously recommends that shareholders vote FOR the election of the nominees named in this proxy statement.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the Board of Directors, the Board of Directors’ nominees for director and each executive officer of the Company named in the Summary Compensation Table, including their ages, principal occupations and beneficial ownership of common shares of the Company, and information regarding the beneficial ownership of such shares by all directors and executive officers of the Company as a group:

Name	Age	Principal Occupation	Served as a Director Since	Director Nominee	Number of Shares Beneficially Owned as of January 31, 2015	Percent of Class

John A. Morrissey	79	Chairman of the Board and Chief Executive Officer of the Company; Chairman of the Board of Algonquin State Bank, N.A.	1968	X	90,446	9.4%	(1)

Michael J. Bourg	52	President, Chief Operating Officer and Treasurer of the Company	2006	X	1,000	0.1%	(2)

Edward L. Chott	79	Chairman of the Board of The Broaster Company	2000	X	—	—	(3)

Kent H. Cooney	64	Chief Financial Officer of Heldon Bay Limited Partnership	2004	X	100	0.01%	(4)

William T. Divane, Jr.	72	Chairman of the Board and Chief Executive Officer of Divane Bros. Electric Co.	1999	X	4,000	0.4%	(5)

George P. Lynch	82	Attorney at Law	2004	X	—	—	(6)

Walter W. Morrissey	72	Attorney at Law	1972	X	84,120	8.7%	(7)

John L. Showel	49	Portfolio Manager	2013	X	868	0.09%	(8)

All directors, nominees and executive officers as a group					180,534	18.7%

(1)

Mr. John A. Morrissey has been Chairman of the Board of the Company since 1979 and Chief Executive Officer since 1981. He has been a director of Algonquin State Bank, N.A. for more than five years and was named Chairman of the Board of the bank in 2011. Prior to that, he was

Chief Executive Officer of the bank since 2009 after serving as President for more than five years. He is President and a director of First Algonquin Company (a bank holding company). He is a brother of Director Walter W. Morrissey and the uncle of Director John L. Showel. All of the shares listed above as beneficially owned by Mr. John A. Morrissey are beneficially owned by him with sole voting and investment power. The foregoing amount does not include shares directly owned by Walter W. Morrissey in his individual capacity. See “Principal Shareholders.”

(2)	Mr. Bourg has been President, Chief Operating Officer and Treasurer of the Company since May 2006. Prior to that, he served in various executive roles since joining the Company in December 1998. All of the shares listed as beneficially owned by Mr. Bourg are owned with sole voting and investment power.

(3)	Mr. Chott has been Chairman of the Board of The Broaster Company (a restaurant equipment manufacturer and food distributor) for more than five years.

(4)	Mr. Cooney has been Chief Financial Officer of Heldon Bay Limited Partnership (a closely held private investment partnership) for more than five years. He is also a member of the Board of Directors of Golden Eagle Community Bank since 2013. All of the shares listed as beneficially owned by Mr. Cooney are owned with sole voting and investment power.

(5)	Mr. Divane has been Chairman of the Board of Directors and Chief Executive Officer of Divane Bros. Electric Co. (an electrical contractor) for more than five years. All of the shares listed as beneficially owned by him are owned with sole voting and investment power.

(6)	Mr. Lynch has been an attorney in private practice for more than five years. He is also a member of the Board of Directors of First Algonquin Company and a director of Algonquin State Bank, N.A.

(7)	Mr. Walter W. Morrissey is senior counsel to the law firm of Lillig & Thorsness, Ltd. since January 2011. Prior to that, he had been a partner in the law firm of Morrissey & Robinson for more than five years. He is a brother of Director John A. Morrissey and the uncle of Director John L. Showel. All of the shares listed above as beneficially owned by Mr. Walter W. Morrissey are beneficially owned by him with sole voting and investment power. The foregoing amount does not include shares directly owned by John A. Morrissey in his individual capacity. See “Principal Shareholders.”

(8)	Mr. Showel has been portfolio manager of the Maggiore Fund I, LP (the “Fund”) for more than five years and the managing member of the general partner of the Fund, Como Asset Management II, LLC since January 2011. From May 2009 to December 2010 he was a member of Como Asset Management II, LLC. He is also a member of the Board of Directors of First Algonquin Company and a director of Algonquin State Bank, N.A. Mr. Showel is the nephew of both Director John A. Morrissey and Director Walter W. Morrissey. Of the shares listed above as beneficially owned by Mr. Showel, 68 (.01%) are owned by him with sole voting and investment power, 400 (.04%) are beneficially owned by him in joint tenancy with his wife, with shared voting and investment power, and 400 (.04%) are held as custodian under UTMA for a minor child.

ADDITIONAL INFORMATION CONCERNING THE BOARD

OF DIRECTORS AND COMMITTEES

The Board of Directors has determined that Edward L. Chott, Kent H. Cooney, William T. Divane, Jr., George P. Lynch and John L. Showel are “independent directors” under the rules of the NYSE MKT.

The Board of Directors of the Company held a total of four meetings during 2014.

The Board of Directors has appointed an Audit Committee, which presently consists of Directors Edward L. Chott, Kent H. Cooney and William T. Divane, Jr., each of whom is an “independent director” under the rules of the NYSE MKT applicable to audit committee members. The Audit Committee is a separately designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements and that Mr. Cooney is qualified as an “audit committee financial expert,” as defined by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. Mr. Cooney’s background as described in footnote 4 on page 6 of this proxy statement, along with his training and experience as a CPA and former partner with the public accounting firm of McGladrey LLP, provide the basis for this determination. The Audit Committee met five times during 2014. The duties of the Audit Committee include selecting the Company’s independent auditor, reviewing the arrangements and scope of the independent auditor’s examination, reviewing internal accounting procedures and controls, and reviewing the independence of the auditor in regard to the Company and its management. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is located on the Company’s website: www.chicagorivet.com.

The Board of Directors has also appointed a Compensation Committee, which presently consists of Directors Edward L. Chott, William T. Divane, Jr. and George P. Lynch, each of whom is an “independent director” under the rules of the NYSE MKT applicable to compensation committee members. The duties of the Compensation Committee include considering and recommending to the Board of Directors the compensation and benefits of all officers of the Company. The Committee is solely responsible for developing its recommendations to the Board but the Committee may, in its discretion, solicit information from management of the Company. The Committee may create sub-committees, consisting of a minimum of two members of the Committee and may delegate authority to those sub-committees. The Compensation Committee met two times during 2014. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is located on the Company’s website: www.chicagorivet.com.

Director compensation for non-employee directors is determined by the Board of Directors.

The Board of Directors has also appointed an Executive Committee, which presently consists of Directors Michael J. Bourg, John A. Morrissey and Walter W. Morrissey. Under the by-laws of the Company and the resolution of the Board of Directors appointing the Executive Committee, the Executive Committee has all of the authority of the Board of Directors in the management of the Company, except as otherwise required by law. The Executive Committee met eleven times during 2014.

The Board of Directors has also appointed a Nominating Committee, which presently consists of Directors Edward L. Chott, William T. Divane, Jr., George P. Lynch and John L. Showel, each of whom is an “independent director” under the rules of the NYSE MKT. The duties of the Nominating Committee include identifying individuals qualified to serve as directors of the Company and recommending to the Board of Directors nominees for the board and members of board committees. The Nominating Committee met twice in 2014. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is located on the Company’s website: www.chicagorivet.com.

The Nominating Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 901 Frontenac Road, Naperville, IL 60563 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the mailing of the Company’s proxy statement in connection with the previous year’s annual meeting of shareholders.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board, including business and civic leaders in the communities in which the Company’s facilities are located. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications and conducts one or more interviews with the candidate. Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s qualifications. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

It is Company policy that each of our directors attends the Annual Meeting. Seven of our eight directors then serving attended the 2014 Annual Meeting of Shareholders.

Board Leadership Structure and Risk Management

John A. Morrissey has served as Chairman of the Board of Directors since 1979 and also as the Company’s Chief Executive Officer since 1981. The Board of Directors believes that Mr. Morrissey’s combined role of Chairman and Chief Executive Officer furthers development and execution of the Company’s strategy, facilitates information flow between management and the Board of Directors and promotes efficiency given the size of the Company and its operations. While the Board of Directors does not have a lead independent director, the independent directors on the Board of Directors meet separately regularly and rotate responsibility for chairing these separate sessions of the independent directors.

The Audit Committee is primarily responsible for overseeing the Company’s risk management process on behalf of the Board of Directors. The Audit Committee periodically meets with the Company’s senior management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee reports regularly to the full Board of Directors, which also considers the Company’s risk profile. While the Audit Committee and the full Board of Directors oversee the Company’s risk management, the Company’s management is responsible for the implementation of the Company’s risk management guidelines and policies and the Company’s day-to-day risk management process.

Shareholder Communications with Directors

The Board has established a process to receive communications from shareholders. Shareholders may contact any member (or all members) of the Board or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 901 Frontenac Road, Naperville, IL 60563.

With the exception of material that is in the nature of advertising, promotions of a product or service, or patently offensive material as determined by the Corporate Secretary, all communications received as set forth in the preceding paragraph will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Policy Regarding Related Person Transactions

The Audit Committee has adopted a policy regarding related person transactions. For the purposes of this policy, a “Related Person Transaction” is a transaction, arrangement, or relationship in which the Company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any “Related Person” had, has, or will have a direct or indirect material interest. A “Related Person” means: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of the Company’s common stock; (iii) any immediate family member of any of the foregoing persons; and (iv) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Any Related Person Transaction, identified as such prior to consummation, shall be consummated or amended only if approved in accordance with the policy.

The Secretary, in concert with the Chief Operating Officer, will assess whether the proposed transaction is a Related Person Transaction for purposes of the policy. If it is determined that the proposed transaction is a Related Person Transaction, the proposed transaction shall be submitted to the Audit Committee for consideration at the next committee meeting or, in those instances in which the Secretary, in consultation with the Chief Operating Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, to the chairman of the Audit Committee (who has been delegated authority to act between committee meetings). The Audit Committee, or where submitted to the chairman of the Audit Committee, the chairman, shall consider all of the relevant facts and circumstances available to the committee or the chairman, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The Audit Committee (or the chairman) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the committee (or the chairman) determines in good faith.

At the Audit Committee’s first meeting of each fiscal year, the committee shall review any previously approved Related Person Transactions that remain ongoing and have a remaining term or remaining amounts payable to or receivable from the Company. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the committee shall determine if it is in, or not inconsistent with, the best interests of the Company and its shareholders to continue, modify, or terminate the Related Person Transaction. The policy also contains procedures to ratify Related Party Transaction not previously approved in accordance with the policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of copies of such forms, the Company is not aware that any of its directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 2014 and ending December 31, 2014.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Company is a leader in the fastener industry manufacturing rivets, standard and specialty cold-formed fasteners, screw machine products and automated assembly equipment, primarily for the automotive industry. The fastener industry is characterized by intense competition for customers, market share and executive talent. The objective of the Executive Compensation Program of the Company (the “Program”) is to align compensation with business objectives and performance to enable the Company to attract, retain, and reward key executives whose contributions are critical to ensuring the long-term success of the Company and increasing profitability, thereby enhancing shareholder value. The following principles guided compensation decisions for key executives of the Company: compensation opportunity is related to performance; compensation decisions are designed to achieve financial objectives, build shareholder value and reward individual and corporate performance; compensation is competitive and equitable; and the proportion of total pay that is at risk against individual and Company performance objectives increases with the more senior positions.

We believe that these objectives are attainable through a compensation package that contains two key elements of compensation: base salary and cash bonuses.

Base salaries for executives are established based upon the executive’s qualifications and experience, scope of responsibilities and past performance. Base salaries are reviewed and adjusted from time to time after taking into account corporate and individual performance, as well as market levels for positions with similar responsibilities. In setting 2014 base salaries, the Compensation Committee considered, among other things, competitive salary scales, changes in responsibilities and duties, the contributions of each officer toward the long-term growth and profitability of the Company and the economic environment.

Cash bonuses are intended to reward individual contributions to the Company’s overall performance during the year and can therefore be highly variable from year to year. Such bonuses are awarded based upon the subjective evaluation by the Board of Directors based upon a recommendation of the Compensation Committee of each executive’s contribution towards the Company’s overall success. In determining the amount of bonuses for 2014, the Compensation Committee considered, among other things, the Company’s operating results and individual contributions related to operational improvements.

The Chicago Rivet & Machine Co. Profit Sharing Trust (the “Employees’ Trust”) is a part of the Chicago Rivet & Machine Co. Profit Sharing Plan (the “Plan”) established by the Company for the benefit of its employees. Participants eligible to share in Company contributions include all employees of the Company who have completed one year of service with the Company.

The Company makes discretionary contributions to the Employees’ Trust based on the Company’s judgment. The Company’s contributions are allocated among eligible participants in proportion to their respective compensation, subject to statutory limitations.

Each participant has a balance in the Employees’ Trust consisting of his share of Company contributions, amounts forfeited by other participants and investment earnings. Each participant’s balance vests over a five-year period, beginning with the second year of employment. Full vesting also occurs, regardless of length of employment, when a participating employee reaches normal retirement age, dies or becomes permanently and totally disabled.

The Plan also contains a 401(k) feature pursuant to which participants may elect to have a portion (up to 60%) of their compensation (but not to exceed the maximum permitted by law) contributed to the Employees’ Trust in lieu of receiving it in cash. Each eligible employee, for this purpose, becomes a participant following completion of two months of employment. These contributions are always fully vested and nonforfeitable.

Contributions received by the Employees’ Trust are held by the Trustee and invested in accordance with participants’ investment directions among certain investment funds selected by the administrative committee and sponsored by the Trustee.

Distributions of a participant’s vested balance are made on termination of employment, or later, if the participant so requests, subject to certain limitations. Distributions are made in a lump sum. Participants may request a loan from the Plan of an amount that does not exceed the lesser of 50% of the participant’s 401(k) account balance or $50,000.

At its 2013 Annual Meeting of Shareholders, the Company conducted a non-binding “say on pay” vote to approve the compensation of its executive officers. The Company has taken the result of that vote (in which approximately 98% of voting shareholders approved of the compensation program) into account in determining to generally continue with its existing executive compensation program. In addition, at such meeting the Company conducted a non-binding “say on frequency” vote regarding whether the say on pay vote would be held at one, two or three year intervals. As a plurality of the shareholders voting on the proposal voted in favor of three year interval, the Company has determined to conduct its say on pay votes at three year intervals. Our next say on pay vote will occur at our 2016 Annual Meeting of Shareholders.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s CEO or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. Given the amount of compensation paid the CEO and the four other most highly compensated executive officers, the limits on deductibility of Section 162(m) of the Code on the Company’s tax return are not currently applicable to the Company.

REPORT OF COMPENSATION COMMITTEE ON

EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. This report is submitted on behalf of the members of the Compensation Committee:

Edward L. Chott

William T. Divane, Jr.

George P. Lynch

Summary Compensation Table

The Summary Compensation Table below includes individual compensation information regarding compensation paid by the Company with respect to the fiscal year ended December 31, 2014 to all executive officers of the Company whose salary and bonus exceed $100,000.

The Company does not provide stock awards, option awards, other long-term incentive plan awards or defined benefit pension or non-qualified deferred compensation to its executive officers.

				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Total
John A. Morrissey	2014	$281,760	$85,000	—	$366,760
Chairman and Chief Executive Officer	2013	$269,968	$90,000	—	$359,968
Michael J. Bourg	2014	$246,273	$75,000	$17,656	$338,929
President, Chief Operating Officer and Treasurer	2013	$235,976	$80,000	$19,667	$335,643

(1)	Includes premiums on term life insurance of $1,728 for both 2014 and 2013 and Company contributions to the Employees’ Trust of $6,848 and $8,900 for 2014 and 2013, respectively. In addition, the amount shown includes the cost to the Company attributable to personal use of a Company-provided automobile.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Edward L. Chott	$19,600	—	$19,600
Kent H. Cooney	$18,000	—	$18,000
William T. Divane, Jr.	$18,100	—	$18,100
George P. Lynch	$16,600	—	$16,600
Walter W. Morrissey	$30,500	—	$30,500
John L. Showel	$15,400	—	$15,400

Directors of the Company who are also officers or employees receive no compensation for their services as directors or as members of any committee of the Board of Directors, apart from their regular compensation for services as such officers or employees. Accordingly, John A. Morrissey, the Company’s Chief Executive Officer and Chairman of the Board and Michael J. Bourg, the Company’s President, Chief Operating Officer and Treasurer are not included in this table as they receive no compensation for their services as Directors. The compensation received by Messrs. Morrissey and Bourg is shown in the Summary Compensation Table on page 14 of this Proxy Statement.

Each director who is not an officer of the Company receives a director’s fee of $9,000 per year and a $1,500 fee for attendance at each meeting of the Board of Directors. Each member of the Audit Committee receives a $600 fee for attendance at each meeting of the Audit Committee. Each member of the Nominating Committee and the Compensation Committee receives a fee of $400 for attendance at each such meeting. Each member of the Executive Committee who is not an officer of the Company receives an additional fee of $10,000 per year and a $500 fee for attendance at each meeting of the Executive Committee. The Company does not provide stock awards, option awards, other long-term incentive plan awards or defined benefit pension or non-qualified deferred compensation to its directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of Edward L. Chott, Kent H. Cooney and William T. Divane, Jr., each of whom are “independent directors” as defined by the rules of the NYSE MKT applicable to audit committee members. The Audit Committee operates under a charter approved by the Board of Directors.

Management is responsible for the Company’s financial statements and the financial reporting process and has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee is responsible for oversight of these processes. The Audit Committee has reviewed and discussed the financial statements with members of management and with the independent accountants. The Audit Committee, in addition to reviewing with the independent auditors their opinion on the conformity of the audited financial statements with generally accepted accounting principles, discussed their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as the standards of the Public Company Accounting Oversight Board (United States) required to be discussed with the Audit Committee.

Further, the Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received the written disclosures and the letter from the independent accountants required by the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence and discussed with the independent accountant its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2014, which will be filed with the Securities and Exchange Commission. The Audit Committee has selected Crowe Horwath LLP for engagement as independent accountants for 2015.

Edward L. Chott	Kent H. Cooney	William T. Divane, Jr.

March 20, 2015

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The firm of Crowe Horwath LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2014. A representative of that firm is expected to be present at the Company’s 2015 Annual Meeting of Shareholders with the opportunity to make a statement, if so desired, and to be available to respond to appropriate questions.

On June 5, 2014, the Audit Committee dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm.

The reports of Grant Thornton on the financial statements of the Company for the fiscal years ended December 31, 2013 and December 31, 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through March 31, 2014, there were no (a) “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements that, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in their reports on the financial statements for such years; or (b) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Contemporaneous with the determination to dismiss Grant Thornton, the Audit Committee engaged Crowe Horwath LLP (“Crowe”) to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2014.

During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through March 31, 2014, neither the Company nor anyone acting on its behalf has consulted with Crowe regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and, as such, no written report or oral advice was provided, or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

The Company is asking shareholders to ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2015. Although ratification is not required by the Company’s by-laws or otherwise, the Board of Directors is submitting the selection of Crowe Horwath LLP to the Company’s shareholders for ratification as a matter of good corporate practice. Should the shareholders fail to provide such ratification, the Audit Committee will reconsider its selection of Crowe Horwath LLP as the Company’s independent registered public accountants for 2015. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends that you vote FOR the proposal to ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2015.

Audit and Non-Audit Fees

The following table shows the fees for professional audit services provided by Grant Thornton LLP and Crowe Horwath LLP for the audit of the Company’s annual financial statements for fiscal years 2013 and 2014.

	2013	2014
Audit Fees(1)
Grant Thornton LLP	$209,625	$—
Crowe Horwath LLP	—	142,725
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$209,625	$142,725

(1)	Audit Fees: Fees for the professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s 10-Q filings, and services normally provided in connection with statutory and regulatory filings or engagements.

The engagements of Crowe Horwath LLP and Grant Thornton LLP in connection with the annual audit of the Company’s financial statements and the reviews of the financial statements included in the Company’s quarterly reports were approved by the Audit Committee before the service was provided. It is the policy of the Audit Committee that all services to be performed by the Company’s independent registered public accounting firm be approved in advance of the commencement of such services.

OTHER MATTERS

It is not presently expected that any matters other than the election of directors and ratification of independent auditors will be brought before the meeting. If, however, other matters do come before the meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder proposals for inclusion in proxy materials for the Company’s 2016 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company’s principal executive offices by November 28, 2015. The Company’s by-laws require that shareholder proposals made outside of Rule 14a-8 and shareholder nominees for election as a director must be submitted in accordance with the requirements of the by-laws, not later than December 28, 2015 and not earlier than November 28, 2015. However, if the annual meeting is called for a date not within 30 days before or after such anniversary date, such proposals must be received by the Company not later than the close of business on the 10th day following the date notice of the annual meeting was mailed or a public announcement of the annual meeting was made, whichever first occurs. To be in proper written form, a shareholder proposal or nomination must set forth the information prescribed in the Company’s by-laws.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014, FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD OR BENEFICIAL OWNER OF COMMON SHARES OF THE COMPANY UPON WRITTEN REQUEST TO THE SECRETARY, CHICAGO RIVET & MACHINE CO., P.O. BOX 3061, 901 FRONTENAC ROAD, NAPERVILLE, ILLINOIS 60566.

By order of the Board of Directors

KIMBERLY A. KIRHOFER, Secretary

Naperville, Illinois

March 27, 2015

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

CHICAGO RIVET & MACHINE CO.	2015 Annual Meeting of Shareholders May 12, 2015 10:00 A.M. local time This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲  FOLD HERE — DO NOT SEPARATE — INSERT IN ENVELOPE PROVIDED  ▲

PROXY

The Board of Directors recommends a vote FOR proposals 1 and 2.	Please mark your votes like this	☒

1.	Election of all nominees listed to the Board of Directors, except as noted (write the names of the nominees, if any, for whom you withhold authority to vote). Nominees:	FOR ALL NOMINEES ☐	WITHHELD AS TO ALL NOMINEES ☐		Except with respect to any nominee for whom authority to vote is withheld, a vote FOR ALL NOMINEES includes discretionary authority (i) to cumulate votes selectively among the nominees, and (ii) to vote for a substituted nominee if any of the nominees listed becomes unable or unwilling to serve.

	01 John A. Morrissey 03 William T. Divane, Jr. 05 Kent H. Cooney 07 George P. Lynch	02 Walter W. Morrissey 04 Michael J. Bourg 06 Edward L. Chott 08 John L. Showel		2.	To ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2015.	FOR AGAINST ABSTAIN ☐ ☐ ☐

INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name in the space provided below:				3.	The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

      COMPANY ID:

          PROXY NUMBER:

            ACCOUNT NUMBER:

Signature	Signature	Date	,	2015.
Note:	Please sign exactly as name appears hereon and be sure to date the proxy. If shares are held in the name of more than one person, all holders must sign. Executors, administrators, trustees, guardians and corporate officers must give full title as such. PLEASE MARK, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

▲  FOLD HERE — DO NOT SEPARATE — INSERT IN ENVELOPE PROVIDED  ▲

CHICAGO RIVET & MACHINE CO.

P.O. BOX 3061, 901 Frontenac Road, Naperville, Illinois 60566

Proxy solicited on the behalf of the Board of Directors

The undersigned hereby constitutes and appoints John A. Morrissey, Walter W. Morrissey and Michael J. Bourg, and each of them, as the proxies and representatives of the undersigned, with full power of substitution, to vote all common shares of Chicago Rivet & Machine Co. which the undersigned would be entitled to vote, with all powers which the undersigned would have if personally present, at the Annual Meeting of Shareholders to be held on May 12, 2015, and at any adjournments or postponements thereof, as designated on the reverse side.

You can view the Annual Report and Proxy Statement on the internet at

www.chicagorivet.com/proxy2015.html.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

(Continued and to be signed on the other side)